EXHIBIT 10.6


                      SECOND AMENDMENT TO RIGHTS AGREEMENT

         This SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of December 9, 1997 (this "AGREEMENT"), by and between ANGEION CORPORATION, a Minnesota corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as Rights Agent ("Rights Agent").

         WHEREAS, on April 8, 1996, the Board of Directors of the Company (the "Board") authorized the issuance of Rights to purchase, on the terms and subject to the provisions of that certain Rights Agreement dated April 8, 1996 between the parties hereto (the "Rights Agreement"; all terms not defined herein shall have the meanings set forth in the Rights Agreement), one one-thousandth of a Preferred Share of the Company;

         WHEREAS, the Board authorized and declared a dividend distribution of:
(a) one Right for each Common Share of the Company outstanding at the close of business on the Record Date and (b) one Right for each Common Share into which Series A Preferred Shares outstanding on the Record Date are convertible;

         WHEREAS, the Company has entered into that certain Investment and Master Strategic Relationship Agreement between the Company and Synthelabo, a societe anonyme ("Synthelabo"), dated as of October 9, 1997;

         WHEREAS, the Rights Agreement was amended by that certain First Amendment to Rights Agreement, dated as of October 9, 1997, by and between the Company and the Rights Agent (the "First Amendment");

         WHEREAS, the Company has agreed pursuant to the amendment and restatement of the Investment and Master Strategic Relationship Agreement between the Company and Synthelabo (the "Amended and Restated Investment Agreement") to further amend certain provisions of the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, at least a majority of the Continuing Directors has approved the further amendment of certain provisions of Rights Agreement.

         NOW, THEREFORE, in consideration of these premises, the mutual agreements set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the Rights Agreement is hereby further amended as follows:

         1 . Section 1(a) is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

              "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the "Acquiring Person Trigger Amount") (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any


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Subsidiary of the Company, or any employee benefit plan of the Company or of any
Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person": (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to the Acquiring Person Trigger Amount; provided, however, that if a Person shall become the Beneficial Owner of the Acquiring Person Trigger Amount by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional
Common Shares, other than pursuant to the receipt of stock dividends or stock splits on a pro rata basis on Common Shares already beneficially owned by such Person, then such Person shall be deemed to be an "Acquiring Person" or (ii) who is a Person who is the Beneficial Owner of the Acquiring Person Trigger Amount but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of the Acquiring Person Trigger Amount or (iii) who Beneficially Owns Common Shares consisting solely of one or more of (A) Common Shares Beneficially Owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Section 11 (a)(ii) Trigger Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Shares), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Synthelabo, ELA Medical, Inc., a Delaware corporation ("ELA USA") and ELA Medical, S.A., a societe anonyme ("ELA France"; Synthelabo, ELA USA and ELA France, collectively the "Synthelabo Group") shall be 20% or more of the Common Shares then outstanding (the "Synthelabo Trigger Amount") which shall be applicable if any member of the Synthelabo Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Synthelabo Trigger Amount; provided that the Synthelabo Trigger Amount shall be 0.1% above such higher percentage of the Common Shares from time to time outstanding as may result from any issuance to the Synthelabo Group of additional Common Shares pursuant to Sections 2.1, 2.2, 2.3, 2.4 or 4.1(d) of the Amended and Restated


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Investment Agreement (including any Common Shares issued as dividends or as a result of stock splits and similar reclassifications with respect to any such Common Shares) and such percentage shall automatically adjust to take into account the changes specified in this Section 1(a) below, following any Excess Threshold Event, it being the intention of the parties that the Synthelabo Trigger Amount shall increase to a level greater than 20% of the Common Shares from time to time outstanding to the extent necessary in order to permit the Beneficial Ownership by the Synthelabo Group of Common Shares acquired or to be acquired pursuant to Sections 2.1, 2.2, 2.3, 2.4 or 4.1(d) of the Amended and Restated Investment Agreement taking into account Common Shares previously acquired pursuant to Section 4.2(b)(ii) of the Amended and Restated Investment Agreement (in each case including any Common Shares issued as dividends or as a result of stock splits and similar reclassifications with respect to any such Common Shares) (any such event which results in the Beneficial Ownership by the Synthelabo Group of more than 20% of the Common Shares from time to time outstanding being referred to as an "Excess Threshold Event"). From and after any Excess Threshold Event, the Synthelabo Trigger Amount shall equal 0.1% above the percentage of Common Stock Beneficially Owned by the Synthelabo Group immediately after the occurrence of any Excess Threshold Event; provided, however, that such Synthelabo Trigger Amount shall subsequently be reduced (but in no event less than 20%) upon the issuance by the Company of additional Common Shares which has the effect of diluting the Synthelabo Group's Beneficial Ownership (after giving effect to any participation in such issuance by the Synthelabo Group pursuant to Section 2.3 or 2.4 of the Amended and Restated Investment Agreement) such that the Synthelabo Trigger Amount shall thereafter equal 0.1% above the percentage of Common Shares Beneficially Owned by the Synthelabo Group immediately after such issuance based upon the total Common Shares of the Company outstanding at such time."

         2. Subpart (ii) of the first sentence of Section 3(a) is hereby amended by deleting such subpart in its entirety and substituting the following therefor:

                  "(ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board, acting by a majority of the Continuing Directors, prior to such time as any Person has become an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of the Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule) (and if such provisions are not applicable such offer is published, sent or given in substantially the same manner as if such provisions were applicable), if upon consummation thereof, such Person would be the Beneficial Owner of the Acquiring Person Trigger Amount; provided, however, if such an offer is made by a member of the Synthelabo Group (a "Synthelabo Offer"), which, upon consummation thereof, would result in any member of the Synthelabo Group having or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, Common Shares in amount that is less than the Synthelabo Trigger Amount, then such Synthelabo Offer shall not be considered to be a Distribution Date (as defined below), but if the consummation of such Synthelabo Offer would result in any member of the Synthelabo Group having, or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, Common Shares equal to or in excess of the Synthelabo Trigger Amount, then such Synthelabo Offer shall be considered a Distribution Date, or"

         3. Except as expressly amended hereby and pursuant to the First Amendment, the Rights Agreement shall remain in full force and effect.

         4. This Agreement shall be deemed a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.


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         5. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       ANGEION CORPORATION


                                       By: /s/ Whitney A. McFarlin
                                           -------------------------------------

                                       Name: Whitney A. McFarlin
                                             -----------------------------------

                                       Its: Chairman/CEO
                                            ------------------------------------


                                       NORWEST BANK MINNESOTA, N.A.


                                       By: /s/ Lisa Dornberg
                                           -------------------------------------

                                       Name: Lisa Dornberg
                                             -----------------------------------

                                       Its: Norwest Bank MN N.A. Officer
                                            ------------------------------------


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                               ANGEION CORPORATION

                              Officer's Certificate

         The undersigned, Whitney A. McFarlin, the Chief Executive Officer of Angeion Corporation (the "Company") hereby certifies that the attached proposed Second Amendment (the "Second Amendment") to the Rights Agreement, dated April 8, 1996 between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agent"), as previously amended (the "Rights Agreement") complies with the terms of Section 27 of the Rights Agreement. The Rights Agent is hereby directed to execute and delivery the Second Amendment.

         Dated the 9th day of December 1997.


                                          /s/ Whitney A. McFarlin
                                          --------------------------------------
                                          Whitney A. McFarlin